Exhibit 21

BRISTOL-MYERS SQUIBB COMPANY

SUBSIDIARY LIST

2309 Realty Corporation

3130827 CANADA INC.

345 Park Corporation

77 Wilson St., Corp.

A.G. Medical Services, P.A.

Alive & Well, Inc.

Allard Laboratories, Inc.

Allard Labs Acquisition LLC

AMCARE Limited

Apothecon BV

Apothecon Farmaceutica Ltda.

Apothecon, Inc.

Apothecon, S.A.

Astel Laboratoires S.A.R.L.

B-MS GeneRx

B. L. Pharmaceuticals (Proprietary) Limited

Blisa Acquisition LLC

Blisa, Inc.

BMS Holdings

BMS Investco SAS

BMS Music Company

BMS Pharmaceutical Korea Limited

BMS-Generiques SA

BMSF SAS

BMSIC Pharma Handels GmbH & Co. KG

BMSIC Pharma-Handels Verwaltungs GmbH

Boclaro Inc.

Bristol (Iran) S.A.

Bristol Arzneimittel G.m.b.H.

Bristol Caribbean, Inc.

Bristol Foundation

Bristol Iran Private Company Limited

Bristol Laboratories Corporation

Bristol Laboratories Inc.

Bristol Laboratories International, S.A.

Bristol Laboratories Medical Information Systems Inc.

Bristol Pharmaceutical Information Center, S.A.

Bristol Pharmaceuticals K.K.

Bristol-Myers (Bangladesh) Inc.

Bristol-Myers (Japan) Limited

Bristol-Myers (Private) Limited

BRISTOL-MYERS SQUIBB COMPANY

SUBSIDIARY LIST

Bristol-Myers (Zaire) Ltd.

Bristol-Myers Award Superannuation Pty. Ltd.

Bristol-Myers Barceloneta, Inc.

Bristol-Myers Company Limited

Bristol-Myers de Mexico, S. de R. L. de C.V.

Bristol-Myers Lion Ltd.

Bristol-Myers Middle East S.A.L.

Bristol-Myers Nederland Inc.

Bristol-Myers Oncology Therapeutic Network, Inc.

Bristol-Myers Overseas Corporation

Bristol-Myers Overseas Corporation (Guam Branch)

Bristol-Myers Overseas Corporation (Korea - Branch)

Bristol-Myers Pakistan (Pvt.) Limited

Bristol-Myers S.A.

Bristol-Myers Squibb (China) Investment Co., Ltd.

Bristol-Myers Squibb (Hong Kong) Limited

Bristol-Myers Squibb (Israel) Limited

Bristol-Myers Squibb (Malaysia) Sendirian Berhad

Bristol-Myers Squibb (N.Z.) Limited

Bristol-Myers Squibb (Phil.) Inc.

Bristol-Myers Squibb (Proprietary) Limited

Bristol-Myers Squibb (Russia)

Bristol-Myers Squibb (Shanghai) Trading Co. Limited

Bristol-Myers Squibb (Singapore) Pte. Limited

Bristol-Myers Squibb (Taiwan) Ltd.

Bristol-Myers Squibb (Thailand) Ltd.

Bristol-Myers Squibb (West Indies) Ltd.

Bristol-Myers Squibb A.E.B.E.

Bristol-Myers Squibb A.G.

Bristol-Myers Squibb Aktiebolag

Bristol-Myers Squibb Argentina, S.A.

Bristol-Myers Squibb Asia/Pacific, Inc. (Singapore - Branch)

Bristol-Myers Squibb Auslandsbeteiligungs Holding, GmbH

Bristol-Myers Squibb Australia Pty. Ltd.

Bristol-Myers Squibb B.V.

Bristol-Myers Squibb Barceloneta Holdings, L.L.C.

Bristol-Myers Squibb Belgium, S.A.

Bristol-Myers Squibb Brasil, S.A.

Bristol-Myers Squibb Bulgaria EOOD

Bristol-Myers Squibb Business Services Limited

Bristol-Myers Squibb Canada Inc.

Bristol-Myers Squibb Caribbean Company

Bristol-Myers Squibb Caribbean Holdings, L.L.C.

Bristol-Myers Squibb de Colombia S.A.

BRISTOL-MYERS SQUIBB COMPANY

SUBSIDIARY LIST

Bristol-Myers Squibb de Costa Rica, S.A.

Bristol-Myers Squibb de Guatemala, S. A.

Bristol-Myers Squibb de Mexico, S de R.L. de C.V.

Bristol-Myers Squibb de Venezuela, S.A.

Bristol-Myers Squibb Delta Holdings, L.L.C.

Bristol-Myers Squibb Dominicana, S.A.

Bristol-Myers Squibb Ecuador C.A.

Bristol-Myers Squibb Eesti Aktsiaselts

Bristol-Myers Squibb EOOD

Bristol-Myers Squibb Europa PLC

Bristol-Myers Squibb Europe Headquarters SARL

Bristol-Myers Squibb Export SA (Slovak Republic)

Bristol-Myers Squibb Export SA

Bristol-Myers Squibb Farmaceutica Portuguesa Limitada

Bristol-Myers Squibb Finance Ltd.

Bristol-Myers Squibb Foreign Sales Corporation

Bristol-Myers Squibb G.m.b.H.

Bristol-Myers Squibb Ges. m.b.H.

Bristol-Myers Squibb Global Properties Ltd.

Bristol-Myers Squibb Holding Germany GMBH

Bristol-Myers Squibb Holdings B.V.

Bristol-Myers Squibb Holdings Limited

Bristol-Myers Squibb Holdings Limited (Ireland - Branch)

Bristol-Myers Squibb Holdings Limited (Kenya - Branch)

Bristol-Myers Squibb Ilaclari Limited Sirketi

Bristol-Myers Squibb Ilaclari, Inc.

Bristol-Myers Squibb Ilaclari, Inc. (Turkey - Branch)

Bristol-Myers Squibb International Company

Bristol-Myers Squibb International Corporation

Bristol-Myers Squibb International Corporation (Belgium - Branch)

Bristol-Myers Squibb International Corporation (Egypt - Branch)

Bristol-Myers Squibb International Corporation (Spain - Branch)

Bristol-Myers Squibb International Corporation (BMSICII)

Bristol-Myers Squibb International Insurance Company

Bristol-Myers Squibb International Limited

Bristol-Myers Squibb Investco, Inc.

Bristol-Myers Squibb Italia Finance SRL

Bristol-Myers Squibb K.K.

Bristol-Myers Squibb Korea Ltd.

Bristol-Myers Squibb Laboratories Company

Bristol-Myers Squibb Manufacturing

Bristol-Myers Squibb Manufacturing Company

Bristol-Myers Squibb Manufacturing Holdings, L.L.C.

Bristol-Myers Squibb MEA GmbH

BRISTOL-MYERS SQUIBB COMPANY

SUBSIDIARY LIST

Bristol-Myers Squibb MEA GmbH (Saudi Arabia - Branch)

Bristol-Myers Squibb MEA GmbH (Egypt - Branch)

Bristol-Myers Squibb Norway Ltd.

Bristol-Myers Squibb Pakistan (Pvt.) Ltd.

Bristol-Myers Squibb Peru S.A.

Bristol-Myers Squibb Pharmaceuticals Limited (England)

Bristol-Myers Squibb Pharmaceuticals Limited (Ireland)

Bristol-Myers Squibb Products S.A.

Bristol-Myers Squibb Puerto Rico, Inc.

Bristol-Myers Squibb Research Foundation Africa

Bristol-Myers Squibb S.p.A.

Bristol-Myers Squibb Securitization L.P.

Bristol-Myers Squibb Service Ltd.

Bristol-Myers Squibb Slovakia s r.o.

Bristol-Myers Squibb Sp. z o.o.

Bristol-Myers Squibb Spol. s r.o.

Bristol-Myers Squibb Superannuation Plan Pty. Ltd.

Bristol-Myers Squibb UPSA Tunisie

Bristol-Myers Squibb Zentrum uer Forschung Und Fortbildung Im

Gesundheitswesen G.m.b.H.

Bristol-Myers Squibb, S.A.

Cancer Research, Inc.

CJG Partners, L.P.

Clairol (China) Ltd.

Clairol Brazil Ltda.

Clairol GmbH.

Clairol Incorporated

Clairol International S.r.l.

Clairol Limited

Clairol Properties, Inc.

Comercializadora RPM, S. De R.L. De C.V.

Compania Bristol-Myers Squibb de Centro America (El Salvador Branch)

Compania Bristol-Myers Squibb de Centro America (Honduras Branch)

Compania Bristol-Myers Squibb de Centro America (Nicaragua Branch)

Compania Bristol-Myers Squibb de Centro America (Panama Branch)

Convatec Limited

ConvaTec Praha spol. s r.o.

Convatec Spot s r.o.

Convatec Vertriebs G.m.b.H.

Convatec, S.A.

CRBM GIE

Duart Industries, Ltd.

E. R. Squibb & Sons de Venezuela, C.A.

E. R. Squibb & Sons Inter-American (Chile - Branch)

BRISTOL-MYERS SQUIBB COMPANY

SUBSIDIARY LIST

E. R. Squibb & Sons Inter-American Corporation

E. R. Squibb & Sons Inter-American Corporation (Colombia - Branch)

E. R. Squibb & Sons Inter-American Corporation (PRico - Branch)

E. R. Squibb & Sons Limited

E. R. Squibb & Sons, L.L.C.

Elektrochemische Ges.Hirschfelde M.b.H.

ESS Partners, L.P.

EWI Corporation

G.I.E. Centre de Recherche de Biologie Moleculaire

G.I.E. Institut de Recherche Squibb

Grove Insurance Company Ltd.

Grove Limited

Grove Products (Far East) Limited

Grove Products (Far East) Limited (India - Branch)

Heyden Farmaceutica Portugesa Limitada

Iris Acquisition Corp.

JG Partners, L.P.

Kingsdown Medical Consultants Limited

KPMG

Laboratoire Oberlin

Laboratoires Convatec S.A.

Laboratoires Guieu France S.a.r.l.

Laboratoires UPSA, SAS

Lawrence Laboratories

Linson Investments Limited

Linson Pharma Inc.

Listo B.V.

Little Sycamore Limited

Mead Johnson & Company

Mead Johnson (Guangzhou) Ltd.

Mead Johnson (Manufacturing) Jamaica Limited

Mead Johnson A.E.B.E.

Mead Johnson B.V.

Mead Johnson de Mexico, S. de R.L. de C.V.

Mead Johnson Farmaceutica Limitada

Mead Johnson International Limited (Argentine - Branch)

Mead Johnson International Limited (Canada)

Mead Johnson International Limited (Colombia - Branch)

Mead Johnson Jamaica Ltd.

Mead Johnson Limited

Mead Johnson Nutritional GmbH

MEC Subsidiary Corporation

Medical Engineering Corporation

Monarch Crown Corporation

BRISTOL-MYERS SQUIBB COMPANY

SUBSIDIARY LIST

NOVACARE Limited

O.o.o. Bristol-Myers Squibb

O.o.o. Bristol-Myers Squibb Manufacturing

Oncogen Limited Partnership

Oncology Therapeutics Network Automated Technologies, Inc.

Oncology Therapeutics Network Corporation

Oncology Therapeutics Network Joint Venture, L.P.

Osmat S.A.

OTN Funding Corp.

OTN Online, Inc.

OTN Parent Corp.

Oy Bristol-Myers Squibb (Finland) AB

P. T. Squibb Indonesia Tbk

Pharmagen

Pharmavit Praha spol. S.r.o.

Pharmavit Rt.

PRB Partners, L.P.

Princeton Pharmaceuticals, S.A.

Recherche et Propriete Industrielle

Redmond Products de Mexico, S. De R.L. De C.V.

Redmond Products Distributing, Inc.

Redmond Products International, Inc.

Redmond Products, Inc.

Route 22 Real Estate Holding Corporation

RPI Management, Inc.

Salorpharma G.m.b.H.

Sanofi Pharma Bristol-Myers Squibb SNC

Schuppert Meubelen Holten B.V.

Sino-American Shanghai Squibb Pharmaceuticals Limited

Societe Francaise de Complements Alimentaires (S.O.F.C.A.)

Sphinx Holdings Company, Inc.

Squibb (Far East) Limited

Squibb (Far East) Limited (Taiwan - Branch)

Squibb (Nigeria) Limited

Squibb (Thailand) Limited

Squibb ApS

Squibb Convatec Medical Products Co. Ltd.

Squibb Development Limited

Squibb Farmaceutica Portuguesa, Limitada

Squibb Industria Farmaceutica, S.A.

Squibb Manufacturing, Inc.

Squibb Middle East S.A. (Egypt - Branch)

Squibb Middle East S.A. (Jordan - Branch)

Squibb Middle East S.A. (Panama)

BRISTOL-MYERS SQUIBB COMPANY

SUBSIDIARY LIST

Squibb Overseas Investments, Inc.

Squibb Pacific Limited

Squibb Pharma G.m.b.H.

Squibb Properties, Inc.

Squibb Surgicare Limited

Squibb-von Heyden G.m.b.H.

Stamford Holdings B.V.

Swords Holdings I, L.L.C.

Swords Holdings II, L.L.C.

Swords Laboratories

T S V Corporation

Tallosa, S.A.

The B-M Group (Proprietary) Limited

Unterstuetzungskasse Bristol-Myers Squibb G.m.b.H.

UPSA CONSEIL

UPSA S.p.a.

Upsamedica LDA

Von Heyden Pharma G.m.b.H.

Wallingford Research, Inc.

Westwood-Intrafin, S.A.

Westwood-Squibb Holdings, Inc.

Westwood-Squibb Pharmaceuticals, Inc.

Zimmer B.V.

Zimmer Caribe, Inc.

Zimmer Chirurgie G.m.b.H.

Zimmer Europe Limited

Zimmer K.K

Zimmer Limited

Zimmer New Zealand Limited

Zimmer of Canada Limited

Zimmer Pte. Ltd.

Zimmer S. A. S.(France)

Zimmer S.A. (Spain)

Zimmer S.R.L.

Zimmer SAS

Zimmer, Inc.

Zimmer - 1 L.L.C.

Zimmer - 2 L.L.C.

Zimmer - 3 L.L.C.

Zimmer - 4 L.L.C.

Zimmer - 5 L.L.C.

Zimmer - 6 L.L.C.